EXHIBIT 11

                                    KSW, INC.

                         STATEMENT REGARDING COMPUTATION
                           OF INCOME (LOSS) PER SHARE



                                                THREE MONTHS          THREE MONTHS          SIX MONTHS           SIX MONTHS
                                                    ENDED                 ENDED                ENDED                ENDED
                                                JUNE 30, 2003         JUNE 30, 2002        JUNE 30, 2003        JUNE 30, 2002
                                                -------------         -------------        -------------        -------------

Net income (loss)                                $(145,000)            $ 146,000              $(203,000)         $(1,694,000)
                                                =============         =============        =============        =============

Income (Loss) Per Share - Basic
-------------------------------
Weighted average shares outstanding during
the period                                       5,470,311              5,470,311             5,470,311            5,470,311
                                                =============         =============        =============        =============



Income (loss) per common share -
Basic                                             $   (.03)               $   .03              $   (.04)           $   (.31)

Income (Loss) Per Share - Diluted
---------------------------------
Weighted average shares outstanding during
the period                                       5,470,311              5,470,311             5,470,311            5,470,311


Effect of stock options dilution                         0                      0                     0                    0
                                                -------------         -------------        -------------        -------------


Total shares outstanding for purposes of
calculating diluted earnings                     5,470,311              5,470,311             5,470,311            5,470,311
                                                =============         =============        =============        =============


Income (loss) per common and common
equivalent share-Diluted                         $    (.03)               $   .03             $    (.04)           $    (.31)
                                                =============         =============        =============        =============





                                       18